Exhibit 99.1

Press Release

Hart-Scott-Rodino Act Waiting Period Expires for Gentiva Health Services’ Acquisition of Odyssey HealthCare

ATLANTA & DALLAS, July 7, 2010 — Gentiva Health Services, Inc. (Nasdaq: GTIV) (“Gentiva” or “the Company”) and Odyssey HealthCare, Inc. (Nasdaq: ODSY) (“Odyssey”) announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for Gentiva’s previously announced acquisition of Odyssey expired at 11:59 p.m. EDT, on July 6, 2010.

On May 24, 2010 Gentiva and Odyssey announced that Gentiva had agreed to acquire Odyssey in an all cash merger transaction for a price per share of Odyssey common stock of $27.00 in cash, without interest. The transaction is expected to close in the third quarter of 2010, subject to standard closing conditions, including approval by Odyssey’s stockholders and regulatory approvals.

About Odyssey HealthCare, Inc.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is a leading provider of home health and hospice services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. For more information, visit Gentiva’s web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com.

Additional Information and Where to Find It

Odyssey has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and other relevant materials in connection with the transaction. A definitive proxy statement will be filed with the SEC and sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the transaction, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, or from Odyssey by directing a request to Odyssey’s

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Odyssey web site www.odsyhealth.com under “Investor Relations—InfoRequest.”

Participants in the Solicitation

Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the transaction. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed with the SEC on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that Odyssey intends to file with the SEC.

Forward-Looking Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Gentiva and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in Gentiva’s and Odyssey’s SEC reports, including but not limited to the risks described in Gentiva’s Annual Report on Form 10-K for its fiscal year ended January 3, 2010 and Odyssey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Gentiva assumes no obligation and does not intend to update these forward-looking statements.

For Further Information

For Gentiva:

Financial and Investor Contact:

Eric Slusser
770-951-6101
eric.slusser@gentiva.com
or	Brandon Ballew
770-221-6700
brandon.ballew@gentiva.com

Media Contact:

Scott Cianciulli
Brainerd Communicators
212-986-6667
cianciulli@braincomm.com

For Odyssey HealthCare:

Investors:

R. Dirk Allison
Senior Vice President and Chief Financial Officer, Odyssey HealthCare, Inc.
214-922-9711

Media:

Andy Brimmer / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449